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                           OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK
           (INCLUDING THE ASSOCIATED RIGHTS TO PURCHASE COMMON STOCK)
                                       OF

                               IFR SYSTEMS, INC.
                                       BY

                            TESTCO ACQUISITION CORP.
                          A WHOLLY OWNED SUBSIDIARY OF

                             AEROFLEX INCORPORATED

 THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 NOON, NEW YORK CITY TIME,
             ON MONDAY, MAY 20, 2002, UNLESS THE OFFER IS EXTENDED

To Our Clients:

     Enclosed for your consideration is the Offer to Purchase dated April 19, 2002 (the "Offer to Purchase") and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer") in connection with the offer by Testco Acquisition Corp., a Delaware corporation (the "Purchaser") and a wholly owned subsidiary of Aeroflex Incorporated, a Delaware corporation ("Aeroflex"), to purchase all outstanding shares of common stock, par value $.01 per share (the "Common Stock"), of IFR Systems, Inc., a Delaware corporation (the "Company"), including the associated rights to purchase Common Stock (the "Rights", and collectively with the Common Stock, the "Shares") at a purchase price of $1.35 per Share, net to the seller in cash, without interest thereon, upon the terms and subject to the conditions set forth in the Offer to Purchase and in the Letter of Transmittal enclosed herewith.

     WE ARE THE HOLDER OF RECORD OF SHARES FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE ENCLOSED LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

     We request instructions as to whether you wish us to tender any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the Offer to Purchase. Your attention is invited to the following:

          1. The offer price is $1.35 per Share, net to you in cash, without interest.

          2.  The Offer is being made for all outstanding Shares.

          3. The Offer is being made pursuant to an Agreement and Plan of Merger, dated as of April 13, 2002 (the "Merger Agreement"), among Aeroflex, the Purchaser and the Company. The Merger Agreement provides, among other things, that the Purchaser will be merged with and into the Company (the "Merger") following the satisfaction or waiver of each of the conditions to the Merger set forth in the Merger Agreement. Each Share outstanding at the time of the Merger (other than Shares held by Aeroflex, the Purchaser, any subsidiary of Aeroflex or the Purchaser or the Company, and other than Shares held by any stockholders, if any, who properly exercise their dissenters rights under Delaware law) will be converted into the right to receive $1.35 or any greater per share price paid in the Offer, in cash, without interest.

          4. The Board of Directors of the Company unanimously (i) determined that the terms of the Offer and the Merger are fair to and in the best interests of the stockholders of the Company, (ii) approved the Offer, the Merger, the Merger Agreement and the other transactions contemplated thereby and
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     (iii) recommends that the Company's stockholders accept the Offer and tender their Shares pursuant to the Offer and approve and adopt the Merger Agreement.

          5. The Offer and withdrawal rights will expire at 12:00 noon New York City time, on Monday, May 20, 2002 (the "Expiration Date"), unless the Offer is extended.

          6. Any stock transfer taxes applicable to the sale of Shares to the Purchaser pursuant to the Offer will be paid by the Purchaser, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

     THE OFFER IS CONDITIONED UPON, AMONG OTHER THINGS, (1) THERE BEING VALIDLY TENDERED IN ACCORDANCE WITH THE TERMS OF THE OFFER AND NOT WITHDRAWN PRIOR TO THE EXPIRATION DATE OF THE OFFER THAT NUMBER OF SHARES THAT REPRESENTS AT LEAST 50.1% OF THE THEN OUTSTANDING SHARES ON A FULLY DILUTED BASIS (THE "MINIMUM CONDITION"), (2) THE FULL DISCHARGE OF THE COMPANY FROM ALL OBLIGATIONS UNDER THE COMPANY'S CREDIT AGREEMENT AND THE RELEASE OF ALL CLAIMS THEREUNDER UPON PAYMENT OF APPROXIMATELY $49 MILLION TO THE COMPANY'S LENDERS UNDER ITS CREDIT AGREEMENT IN FULL SATISFACTION OF THE APPROXIMATELY $84 MILLION OWED THEREUNDER,
(3) SUCH LENDERS NOT TAKING ANY ACTION TO FORECLOSE OR EXERCISE ANY OTHER RIGHTS AGAINST THE COMPANY UNDER THE CREDIT AGREEMENT PRIOR TO OR AT THE TIME OF ACCEPTANCE FOR PURCHASE OF SHARES IN THE OFFER, (4) THE FORBEARANCE AND LOAN DISCHARGE AGREEMENTS WITH SUCH LENDERS BEING IN FULL FORCE AND EFFECT AT THE TIME OF ACCEPTANCE FOR PURCHASE OF SHARES IN THE OFFER AND (5) THERE BEING NO MATERIAL ADVERSE CHANGE IN THE COMPANY OR ITS BUSINESS. SEE SECTION 15 OF THE OFFER TO PURCHASE.

     The Offer is made solely by the Offer to Purchase and the related Letter of Transmittal and is being made to all holders of Shares. The Purchaser is not aware of any state where the making of the Offer is prohibited by administrative or judicial action pursuant to any valid state statute. If the Purchaser becomes aware of any valid state statute prohibiting the making of the Offer or the acceptance of Shares pursuant thereto, the Purchaser shall make a good faith effort to comply with such state statute or seek to have such statute declared inapplicable to the Offer. If, after such good faith effort, the Purchaser cannot comply with such state statute, the Offer will not be made to (nor will tenders be accepted from or on behalf of) holders of Shares in such state. In those jurisdictions where the securities, blue sky or other laws require the Offer to be made by a licensed broker dealer, the Offer will be deemed to be made on behalf of the Purchaser by one or more registered brokers or dealers licensed under the laws of such jurisdiction.

     If you wish to have us tender any or all of your Shares, please so instruct us by completing, executing and returning to us the instruction form set forth on the reverse side of this letter. An envelope to return your instructions to us is also enclosed. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified on the reverse side of this letter. YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION DATE OF THE OFFER.

                                        2
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                        INSTRUCTIONS WITH RESPECT TO THE
                           OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK
           (INCLUDING THE ASSOCIATED RIGHTS TO PURCHASE COMMON STOCK)
                                       OF
                               IFR SYSTEMS, INC.
                                       BY
                            TESTCO ACQUISITION CORP.
                          A WHOLLY OWNED SUBSIDIARY OF

                             AEROFLEX INCORPORATED

     The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase dated April 19, 2002 and the related Letter of Transmittal of Testco Acquisition Corp., a Delaware corporation ("Purchaser") and a wholly owned subsidiary of Aeroflex Incorporated, a Delaware corporation, with respect to Purchaser's offer to purchase all outstanding shares of common stock, par value $.01 per share (the "Common Stock") including the associated rights to purchase Common Stock (the "Rights", and collectively with the Common Stock, the "Shares"), of IFR Systems, Inc. at a purchase price of $1.35 per Share, net to the seller in cash, without interest thereon upon the terms and subject to the conditions set forth in the Offer to Purchase and the related Letter of Transmittal.

     This will instruct you to tender to the Purchaser the number of Shares indicated below (or, if no number is indicated below, all Shares) that are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer to Purchase and the related Letter of Transmittal.

                  Number of Shares to Be Tendered:* ----------

Account No.:  _______________________________

Dated:____________, 2002
                                                        SIGN HERE

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                                                       Signature(s)

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                                              Print Name(s) and Address(es)

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                                            Area Code and Telephone Number(s)

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                                            Taxpayer Identification or Social
                                                    Security Number(s)
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* Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.